RAUSCH COLEMAN HOMES

ADDENDUM TO NEW HOME PURCHASE AGREEMENT

DEV:	Red Plains 2	**HOUSE:**	00020007	**CHANGE ORDER#:**	001
SELLERS:		**CASE:**		**ENTERED:**	03/02/2023
BUYERS:		**ADDRESS:**		**AGREEMENT DATE:**	02/02/2023
MODEL:	C18 / RC Carson			**EST SETTL DATE:**	
ELEVATION:	C /Elevation C				

SALES PRICE: $230,705.00

1. The New Home Purchase Agreement shall be amended as follows:

Qty	Option	Description	Sales Price
1	91000	Add 6ft Privacy Fence with Gate	$6,270.00
1	91001	10721 Garage Door Opener	$650.00
1	91002	73250 Blinds- Faux Wood	$750.00
		White	
1	91003	Add Sides and Rear Guttering	$1,125.00
		Fascia Match	

2. Total of any previous addendums: $10,705.00
   Additions/Credits selections as noted above: $8,795.00
   New Options Total: $19,500.00

3. The sales price of the New Home Purchase Agreement shall be changed as follows:

Base Sales Price:	$220,000.00
Plus Additions:	$0.00
Lot Premium:	$0.00
Options Total:	$19,500.00
Total Sales Price:	$239,500.00

4. Buyers deposit amount shall be increased by: $0.00

All other terms and conditions of the New Home Purchase Agreement shall remain unchanged and in full force and effect.

SELLER ______ DocuSigned by: DATE ______

BUYER ______________________________ ______________________________

BUYER ______________________________ DATE ______________________________

RAUSCH COLEMAN HOMES

ADDENDUM TO NEW HOME PURCHASE AGREEMENT

DEV:	Red Plains 2	HOUSE:	00020007	CHANGE ORDER#:	001
SELLERS:	Rausch Coleman Homes of Tulsa, LLC	CASE:	000228774	ENTERED:	03/02/2023
BUYERS:	Arrived Holdings, Inc.	ADDRESS:	1011 W Cheyenne Lane	AGREEMENT DATE:	02/02/2023
MODEL:	C18 / RC Carson		Claremore, OK 74019	EST SETTL DATE:	
ELEVATION:	C /Elevation C				

SALES PRICE: $225,705.00

1. The New Home Purchase Agreement shall be amended as follows:

Qty	Option	Description	Sales Price
1	91000	Add 6ft Privacy Fence with Gate	$6,270.00
1	91001	10721 Garage Door Opener	$650.00
1	91002	73250 Blinds- Faux Wood	$750.00
		White	
1	91003	Add Sides and Rear Guttering	$1,125.00
		Fascia Match	

2. Total of any previous addendums: $10,705.00
   Additions/Credits selections as noted above: $8,795.00
   New Options Total: $19,500.00

3. The sales price of the New Home Purchase Agreement shall be changed as follows:
   Base Sales Price: $220,000.00
   Less Incentives: $5,000.00-
   Lot Premium: $0.00
   Options Total: $19,500.00
   Total Sales Price: $234,500.00

4. Buyers deposit amount shall be increased by: $0.00

All other terms and conditions of the New Home Purchase Agreement shall remain unchanged and in full force and effect.

SELLER ______________________ DATE ______________________

DocuSigned by:
BUYER Jeff Talbert on behalf of Arrived Holdings, Inc. and/or Assigns DATE ______________________
8E6E62D29D1940B...

BUYER ______________________ DATE ______________________

RAUSCH COLEMAN HOMES

Addendum/Amendment to New Home Purchase Agreement

Lot/Block/Subdivision: 2R 2-7

Address: 1011 W Cheyenne Ln Claremore, OK 74019

Buyer(s): Arrived Holdings, Inc.

Date: 3/13/23

This Addendum/Amendment shall supplement, modify, amend and/or supersede certain terms (and only certain terms) of the New Home Purchase Agreement ("Agreement") dated ______________________ between the parties hereto. All other terms of the Agreement not specifically modified herein will remain in full force and effect.

- Loan: The purchase of the Property is contingent upon the approval of:

  ________ VA ________ FHA ________ Rural Development ________ ADFA
- The address of the Property has changed from: ______________________

  to ______________________
- The estimated Closing date will be on or before ______________________ (subject to other terms in Agreement)
- Other (attach additional pages as needed):

  Buyer and seller agree that $5,000 incentive to be used towards Change Order.

  Additional deposits for add ons are non-refundable totalling $3,795.

  Earnest money is now $6,205.

  No Closing Costs.

Executed on the date stated above:

DocuSigned by:
Jeff Talbert on behalf of Arrived Holdings, Inc. and/or Assignees
8E6E62D29D1940B...

Buyer

Amber Tackett

Seller

____

Buyer